FIFTH SUPPLEMENTAL INDENTURE

Dated as of January 24, 2017

by and among

JOY GLOBAL INC.,
as Issuer,

and

SUBSIDIARY GUARANTORS
named herein

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

to

Indenture Dated as of November 10, 2006

THIS FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”) is made as of January 24, 2017, by and among JOY GLOBAL INC., a Delaware corporation (along with any successor thereto, the “Company”), the SUBSIDIARY GUARANTORS named on the signature pages hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (along with any successor thereto, the “Trustee”).

RECITALS:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of November 10, 2006 (the “Base Indenture”), providing for the issuance by the Company from time to time of Securities, in one or more Series up to such principal amounts as may from time to time be authorized (the “Securities”);

WHEREAS, the Base Indenture has been supplemented by (i) the Supplemental Indenture, dated as of November 10, 2006 (the “First Supplemental Indenture”), providing for the issuance by the Company of $250,000,000 aggregate principal amount of its 6.000% Senior Notes due 2016 (which notes are no longer outstanding) and $150,000,000 aggregate principal amount of its 6.625% Senior Notes due 2036 (the “2036 Notes”) (ii) the Second Supplemental Indenture, dated as of August 1, 2008 (the “Second Supplemental Indenture”), (iii) the Third Supplemental Indenture, dated as of July 29, 2011 (the “Third Supplemental Indenture”), and (iv) the Fourth Supplemental Indenture, dated as of October 12, 2011 (the “Fourth Supplemental Indenture”), providing for the issuance of $500,000,000 aggregate principal amount of its 5.125% Senior Notes due 2021 (the “2021 Notes” and, together with the 2036 Notes, the “Notes”) (such Base Indenture as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, and as the same may be amended, supplemented, waived or modified from time to time, the “Indenture”);

WHEREAS, with respect to the amendments set forth in Article II hereof, pursuant to Sections 8.2, 8.3 and 8.4 of the Base Indenture, the Company may amend the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each Series affected by such supplemental indenture (treated as one class);

WHEREAS, the Notes, having an aggregate principal amount of $650,000,000, are the only Securities that have been issued under the Indenture that are presently Outstanding;

WHEREAS, upon the terms and subject to the conditions set forth in its consent solicitation statement, dated January 10, 2017 (the “Consent Solicitation Statement”), the Company has been soliciting Consents (as defined in the Consent Solicitation Statement) of the Holders of the Notes to the Amendments (as defined in the Consent Solicitation Statement) to the Indenture, and the Company has now obtained such Consents from the Holders of not less than a majority in aggregate principal amount of the Notes (treated as one class) which Consents have not been withdrawn, and has furnished the Trustee with evidence of the same;

WHEREAS, the Company and the Subsidiary Guarantors desire the Trustee to join in the execution and delivery of this Fifth Supplemental Indenture and, in accordance with Section 8.2 and Section 8.4 of the Indenture, the Company has delivered to the Trustee duly adopted resolutions of its Board of Directors authorizing the execution and delivery of this Fifth Supplemental Indenture and an Officers’ Certificate and Opinion of Counsel stating that the execution of this Fifth Supplemental Indenture is authorized or permitted by the Indenture and that all conditions precedent have been complied with and, accordingly, this Fifth Supplemental Indenture, the amendments set forth herein and the Trustee’s execution of this Fifth Supplemental Indenture are authorized pursuant to Sections 8.2, 8.3 and 8.4 of the Base Indenture;

WHEREAS, all things necessary to make this Fifth Supplemental Indenture, when duly executed and delivered by the parties hereto, a valid agreement of the Company, the Subsidiary Guarantors named herein and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Company, the Subsidiary Guarantors named herein and the Trustee mutually covenant and agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes, that the Indenture is supplemented and amended as follows:

ARTICLE I
DEFINITIONS

Section 1.1. Generally.

(a) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Base Indenture.

(b) The rules of interpretation set forth in the Base Indenture shall be applied hereto as if set forth in full herein.

ARTICLE II
AMENDMENTS

Section 2.1. Amendments to the Indenture.

Pursuant to Sections 8.2, 8.3 and 8.4 of the Base Indenture, each of the Company, the Subsidiary Guarantors and the Trustee (in the case of the Trustee, acting upon the instructions and directions of the Holders of no less than a majority in aggregate principal amount of the Outstanding Notes (treated as one class pursuant to Section 8.2 of the Base Indenture)) hereby agrees to amend the Indenture as follows:

(a) A new Section 4.3A of the Base Indenture is hereby added as follows:

“SECTION 4.3A. Guarantor Reports. Anything in this Indenture to the contrary notwithstanding, if Parent (as defined in Section 13.2 hereof), the Company, the Subsidiary Guarantors and the Trustee execute and deliver a supplemental indenture in order to provide the Parent Guarantee (as defined in Section 13.2 hereof), then, from and after the time of such execution, for as long as the Parent Guarantee is in effect, Section 4.3 (Reports by the Company) shall not apply and the Company shall not be required to comply therewith; however, Parent shall post on its website annual reports, quarterly reports and event-specific reports (prepared under Japanese law and translated into English) that it is required to publish under the Financial Instruments and Exchange Act of Japan as well as the rules governing timely disclosure of corporate information by issuers of listed securities on the Tokyo Stock Exchange, and such translations shall be so posted (i) within the time periods specified by such rules for the publication of such annual reports, quarterly reports and event-specific reports and (ii) simultaneously with or promptly after such annual reports, quarterly reports or event-specific reports are so published.

The posting of such reports, information and documents on any website shall not constitute constructive notice to the Trustee of any information contained therein or determinable from information contained therein, including the Parent or Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates and Opinions of Counsel). The Trustee shall have no obligation to determine whether or not such reports, information or documents have been filed or if postings to any website have occurred.”

(b) Paragraphs (c) and (d) of Section 5.1 of the Base Indenture are hereby deleted in their entirety and replaced with the following:

“(c)    failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Securities of such Series, or in this Indenture contained and relating to such Series, or, if the Notes are then guaranteed by Parent, failure on the part of Parent duly to observe or perform its obligations under Section 4.3A hereof, for a period of 90 days after the date on which written notice specifying such failure and requiring the Company or Parent, as and to the extent applicable, to remedy the same and stating that such notice is a “Notice of Default” hereunder shall have been given by registered or certified mail or overnight courier to the Company or Parent, as and to the extent applicable, by the Trustee for the Securities of such Series, or to the Company or Parent, as and to the extent applicable, and the Trustee by the Holders of at least twenty−five percent in aggregate principal amount at maturity of the Securities of such Series at the time outstanding; or

(d)    any Subsidiary Guarantee of any Subsidiary Guarantor or any Parent Guarantee, if and to the extent entered into by Parent, in its sole discretion, in each case relating to the Securities of such Series ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee or such Parent Guarantee, if any) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee (other than by reason of a release of a Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of such Subsidiary Guarantee) or Parent denies or disaffirms its obligations under its Parent Guarantee, if any (other than by reason of a release of Parent from its Parent Guarantee in accordance with the terms of such Parent Guarantee); or”

(c) The first two paragraphs of Section 2.17 of the First Supplemental Indenture is hereby deleted in its entirety and replaced with the following:

“Pursuant to Section 5.1(f) of the Indenture the following replaces Section 5.1(c) of the Indenture in its entirety:

Failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Securities of such Series, or, if the Notes are then guaranteed by Parent, failure on the part of Parent duly to observe or perform its obligations under Section 4.3A of the Indenture, or in this Indenture contained and relating to such Series, for a period of 60 days after the date on which written notice specifying such failure and requiring the Company or Parent, as and to the extent applicable, to remedy the same and stating that such notice is a “Notice of Default” hereunder shall have been given by registered or certified mail or overnight courier to the Company or Parent, as and to the extent applicable, by the Trustee for the Securities of such Series, or to the Company or Parent, as and to the extent applicable, and the Trustee by the Holders of at least twenty-five percent in aggregate principal amount at maturity of the Securities of such Series at the time outstanding.”

(d) Paragraph (h) of Section 8.1 of the Base Indenture is hereby deleted in its entirety and replaced with the following:

“(h)    to provide any security for, or any guarantees (including Subsidiary Guarantees or a Parent Guarantee) of, Securities of one or more Series; or”

(e) A new Section 13.2 of the Base Indenture is hereby added as follows:

“Section 13.2. Parent Guarantee.

(a)    This Section 13.2, and the guarantee provided for herein (the “Parent Guarantee”), shall become effective only upon the execution and delivery, in its sole discretion, of a supplemental indenture by Komatsu Ltd., a Japanese joint stock company (the “Parent”), in order to provide such Parent Guarantee, it being understood that Parent shall have no obligation to provide such Parent Guarantee.

(b)    Subject to this Section 13.2, upon executing and delivering a supplemental indenture in order to provide the Parent Guarantee, the Parent unconditionally guarantees, on a senior unsecured basis, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities held thereby and the payment obligations of the Company hereunder and thereunder, that: (i) the principal of, premium, if any, interest, if any, and additional amounts required by the Securities, if any, shall be promptly paid in full when due, subject to any applicable grace period, whether at the maturity date, by acceleration, upon repurchase or redemption or otherwise, and interest on the overdue principal of and premium, if any, and (to the extent permitted by law) interest on the Securities, and all other payment obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at the Stated Maturity, by acceleration, upon repurchase or redemption or otherwise. Failing payment when so due of any amount so guaranteed for whatever reason, the Parent will be obligated to pay the same immediately.

Parent hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of the Parent. Further, to the extent permitted by law, Parent hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Parent Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, Parent, any Subsidiary Guarantor, or any custodian, Trustee or other similar official acting in relation to the Company, Parent or any Subsidiary Guarantor, any amount paid by the Company, Parent or any Subsidiary Guarantor to the Trustee or such Holder, the Parent Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Parent further agrees that, as between Parent, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 5.1 hereof for the purposes of this Parent Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Section 5.1 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Parent for the purpose of this Parent Guarantee.

Parent shall be subrogated to all rights of the Holders of the Securities against the Company in respect of any amount paid by the Parent on account of such Securities pursuant to the provisions of this Parent Guarantee or this Indenture; provided, however, that the Parent shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, and any premium and interest on, all Securities issued hereunder shall have been paid in full.

(c)    To evidence the Parent Guarantee set forth in this Section 13.2, Parent hereby agrees that a notation of such Parent Guarantee substantially in the form set forth in paragraph (e) of this Section 13.2 will be endorsed by manual or facsimile signature by an authorized signatory of the Parent on each Security authenticated and delivered by the Trustee.

Parent hereby agrees that the Parent Guarantee set forth in this Section 13.2 will remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Parent Guarantee. If an authorized signatory whose signature is on the notation of the Parent Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a notation of the Parent Guarantee is endorsed, the Parent Guarantee will be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Parent Guarantee set forth in this Indenture on behalf of the Parent.

(d)    This Parent Guarantee will be automatically and unconditionally released upon and in connection with any sale, transfer or other disposition (including by way of merger, consolidation, amalgamation or combination) of (i) Capital Stock of the Company if, as a result of such sale, transfer or other disposition, the Company ceases to be a Subsidiary of the Parent or (ii) all or substantially all of the assets of the Company to a person that is not the Parent or a Subsidiary of the Parent.

The Trustee shall not be required to execute any documents in order to evidence or effect the discharge or release of such Parent Guarantee. Neither the Company nor the Parent will be required to make a notation on the Securities to reflect any such discharge or release.

(e)    Form of notation of Parent Guarantee:

Subject to the limitations set forth in the Indenture referred to in the Security upon which this notation is endorsed, Komatsu Ltd. has unconditionally guaranteed: (a) the due and punctual payment of the principal of, premium, if any, interest, if any, and additional amounts required by the Securities, if any, whether at the maturity date, by acceleration, upon repurchase or redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of, premium, if any, and interest if lawful, on the Securities, (c) the due and punctual payment or performance of all other payment obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and (d) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the prompt payment in full thereof when due or performance thereof in accordance with the terms of the extension or renewal, whether at the Stated Maturity, by acceleration, upon repurchase or redemption or otherwise. This Komatsu Ltd. Guarantee is subject to the limitations set forth in the Indenture, including Section 13.2 thereof.

KOMATSU LTD.
By:
Name:
Title:

ARTICLE III
MISCELLANEOUS PROVISIONS

Section 3.1. Ratification of Base Indenture.

The Indenture, as supplemented by this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and this Fifth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 3.2. Trustee Not Responsible for Recitals.

The recitals in this Fifth Supplemental Indenture are made by the Company and Subsidiary Guarantors only and not by the Trustee, and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes, the Guarantees and of this Fifth Supplemental Indenture as fully and with like effect as if set forth herein in full. The Trustee makes no representation as to and shall not be responsible for the validity or sufficiency of this Fifth Supplemental Indenture or with respect to the Consent Solicitation Statement or the Consents, and the Trustee assumes no responsibility for the same.

The Company hereby confirms to the Trustee that this Fifth Supplemental Indenture has not resulted in a material modification of the Notes for Foreign Account Tax Compliance Act (“FATCA”) purposes. The Company shall give the Trustee prompt written notice of any material modification of the

Notes that is deemed to occur for FATCA purposes and, until it has received such notice, the Trustee shall assume that no material modification for FATCA purposes has occurred regarding the Notes.

Section 3.3. Headings, etc.

The headings of the Articles and Sections of this Fifth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 3.4. Benefits.

Nothing contained in the Indenture shall or shall be construed to confer upon any person other than a Holder of the Notes, the Company, the Subsidiary Guarantors or the Trustee any right or interest to avail itself of any benefit under any provision of the Indenture, the Notes or this Fifth Supplemental Indenture.

Section 3.5. Effective Date.

This Fifth Supplemental Indenture shall be effective as of the date first above written upon the execution and delivery hereof by each of the parties hereto.

Section 3.6. Counterparts.

This Fifth Supplemental Indenture may be executed in multiple counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument. Signatures of the parties hereto transmitted by facsimile or PDF may be used in lieu of the originals and shall be deemed to be their original signatures for all purposes.

Section 3.7. Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIFTH SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Fifth Supplemental Indenture to be duly executed all as of the date and year first written above.

JOY GLOBAL INC., a Delaware corporation

By:	/s/ Barbara G. Bolens
Name: Barbara G. Bolens
Title: Vice President & Treasurer

JOY GLOBAL UNDERGROUND MINING LLC, a Delaware limited liability company

By:	/s/ Barbara G. Bolens
Name: Barbara G. Bolens
Title: Treasurer

JOY GLOBAL SURFACE MINING INC., a Delaware corporation

By:	/s/ Barbara G. Bolens
Name: Barbara G. Bolens
Title: Treasurer

N.E.S. INVESTMENT CO., a Delaware corporation

By:	/s/ Barbara G. Bolens
Name: Barbara G. Bolens
Title: Treasurer

Company and Subsidiary Guarantor Signature Pages to Fifth Supplemental Indenture

JOY GLOBAL CONVEYORS INC., a Delaware corporation

By:	/s/ Barbara G. Bolens
Name: Barbara G. Bolens
Title: Treasurer

JOY GLOBAL LONGVIEW OPERATIONS LLC, a Texas limited liability company

By:	/s/ Barbara G. Bolens
Name: Barbara G. Bolens
Title: Treasurer

LETOURNEAU TECHNOLOGIES AMERICA, INC., a Texas corporation

By:	/s/ Barbara G. Bolens
Name: Barbara G. Bolens
Title: Treasurer

LETOURNEAU TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Barbara G. Bolens
Name: Barbara G. Bolens
Title: Treasurer

LETOURNEAU TECHNOLOGIES SOUTH AMERICA, INC., a Delaware corporation

Company and Subsidiary Guarantor Signature Pages to Fifth Supplemental Indenture

By:	/s/ Barbara G. Bolens
Name: Barbara G. Bolens
Title: Treasurer

LETOURNEAU TECHNOLOGIES BRAZIL, INC., a Delaware corporation

By:	/s/ Barbara G. Bolens
Name: Barbara G. Bolens
Title: Treasurer

Company and Subsidiary Guarantor Signature Pages to Fifth Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee

By:	/s/ Gregory S. Clarke
Name: Gregory S. Clarke
Title: Vice President

Trustee Signature Page to Fifth Supplemental Indenture